Exhibit 24(a)
POWER OF ATTORNEY

          The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints William F. Denson, III, and Amy M. Tucker, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to any registration statements on Form S-8 covering shares of the Company's Common Stock offered pursuant to the Company's 2006 Omnibus Long-Term Incentive Plan, and to any and all amendments to said registration statements, including post-effective amendments thereto, said registration statements and amendments to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in accordance with the provisions of Section 6 thereof and Regulation C, Regulation S-K and the General Rules and regulations thereunder, with full power in said attorneys of substitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

          IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 28th day of June, 2006.

/s/ Philip J. Carroll, Jr.
     Philip J. Carroll, Jr.

/s/ H. Allen Franklin
     H. Allen Franklin

/s/ Douglas J. McGregor
     Douglas J. McGregor

/s/ James V. Napier
    James V. Napier

/s/ Donald B. Rice
     Donald B. Rice

/s/ Orin R. Smith
     Orin R. Smith